UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 30, 2005

                            THE SERVICEMASTER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


        Delaware                   1-14762                  36-3858106
        --------                   -------                  ----------
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                   Identification Number)


  3250 Lacey Road, Suite 600, Downers Grove, Illinois               60515
  ---------------------------------------------------               -----
    (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (630) 663-2000
                                                            --------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a - 12 under the Exchange Ac (17 CFR 240.14a - 12)

____ Pre-commencement communications pursuant to Rule 14d - 2(b) under the Exchange Act (17 CFR 240.14d(b))

____ Pre-commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in a Form 8-K filed on April 15, 2005, ServiceMaster borrowed, through a series of transactions, a total of $200 million under its $500 million senior unsecured bank revolving credit facility dated as of May 19, 2004 among ServiceMaster, the lenders, JPMorgan Chase Bank and Bank of America, N.A. as syndication agents, SunTrust Bank, as administrative agent, and U.S. Bank and Wachovia Bank, N.A. as documentation agents (the "Credit Facility").

Subsequent to that filing, ServiceMaster repaid $140 million in principal, plus interest, on the amount previously borrowed under the Credit Facility. On August 25, 2005, ServiceMaster requested an additional advance of $30 million under the Credit Facility to settle on August 31, 2005, at an interest rate of 4.27% with a 30-day term, payable on September 30, 2005. The interest rate described above excludes the .15% facility fee payable under the Credit Facility. The $30 million of additional borrowings under the Credit Facility will be used for general corporate purposes.

The outstanding principal balance of ServiceMaster's Credit Facility subsequent to the transaction described above is $90 million as of August 31, 2005.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE SERVICEMASTER COMPANY


Date:  August 30, 2005            By:  /s/ Jim L. Kaput
                                     ----------------------------
                                     Jim L. Kaput
                                     Senior Vice President and General Counsel






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